FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564 (office)
(502) 432-2796 (mobile)
Courtney.Norris@kyderby.com

Churchill Downs Incorporated Appoints Aditi Javeri Gokhale
as New Board Member
Talented, senior digital and consumer experience executive brings important skills to CDI’s board of directors

LOUISVILLE, Ky. (Jan. 26, 2015) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or the Company) announced today that Aditi Javeri Gokhale, Senior Vice President - Digital for Nutrisystem, Inc., was appointed as a Class III director to the Company’s board of directors.

Gokhale will serve on the 10-member board until the 2015 annual meeting of shareholders where she will be nominated for election by the shareholders.

Robert L. Evans, Chairman, said, “We are thrilled to have Aditi join our board. Our online business has expanded significantly in recent years, notably with the acquisition of Big Fish Games and the growth of Twinspires.com, and Aditi’s large-company and entrepreneurial career experiences at Nutrisystem, online travel-search firm IgoUgo.com (acquired by Sabre Holdings, owner of Travelocity.com), American Express and Booz & Co., are directly relevant to CDI’s digital future.”

Gokhale said, “I am honored to join the board of a great company that preserves the values and traditions of its 140-year history while leveraging digital technologies and social media to pursue future growth.”

Gokhale, who lives in New York City, was born in Mumbai, India, and attended The Massachusetts Institute of Technology (MIT) where she earned a Bachelor of Science degree in management science and economics (minor) and her Masters of Business Administration at MIT’s Sloan School of Management.

About Churchill Downs Incorporated
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; a casino in Oxford, Maine; and a 50 percent owned joint venture, Miami Valley Gaming and Racing LLC, in Lebanon, Ohio. CDI also owns Big Fish Games, Inc., one of the world’s largest producers and distributors of casual games; the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; Bluff Media, an Atlanta-based multimedia poker company; and a collection of racing-related telecommunications and data companies. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “hope,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana or Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana or Ohio law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the ability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the ability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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